UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)d
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 16, 2019

DIGITAL REALTY TRUST, INC.
DIGITAL REALTY TRUST, L.P.
(Exact name of registrant as specified in its charter)

Maryland	001-32336	26-0081711
Maryland	000-54023	20-2402955
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Embarcadero Center, Suite 3200
San Francisco	,	California	94111
(Address of principal executive offices)			(Zip Code)

(415) 738-6500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	DLR	New York Stock Exchange
Series C Cumulative Redeemable Perpetual Preferred Stock	DLR Pr C	New York Stock Exchange
Series G Cumulative Redeemable Preferred Stock	DLR Pr G	New York Stock Exchange
Series I Cumulative Redeemable Preferred Stock	DLR Pr I	New York Stock Exchange
Series J Cumulative Redeemable Preferred Stock	DLR Pr J	New York Stock Exchange
Series K Cumulative Redeemable Preferred Stock	DLR Pr K	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934.

Digital Realty Trust, Inc.	Emerging growth company	☐
Digital Realty Trust, L.P.	Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Digital Realty Trust, Inc.	☐
Digital Realty Trust, L.P.	☐

Introductory Note
Unless otherwise indicated or unless the context requires otherwise, all references in this report to “we,” “us,” “our,” “our company,” “the company” or “Digital Realty” refer to Digital Realty Trust, Inc., together with its consolidated subsidiaries, including Digital Realty Trust, L.P., our “operating partnership.”

Item 8.01.    Other Events.

Asset Sale and Joint Venture
On September 16, 2019, we announced the proposed sale of 10 Powered Base Building® data centers in North America to Mapletree Investments Pte Ltd (“Mapletree Investments”) and Mapletree Industrial Trust (“MIT” and together with Mapletree Investments, “Mapletree”), at a purchase consideration of approximately $557 million. The following table provides additional information regarding these data centers:

	As of June 30, 2019
Location	Net Rentable Square Feet(1)	Occupancy
Aurora, Colorado	285,840	100%
Lithia Springs, Georgia	250,191	100%
Sterling, Virginia	167,160	100%
Waltham, Massachusetts	66,730	100%
Sterling, Virginia	135,513	100%
Ashburn, Virginia	164,453	100%
Englewood, Colorado	85,660	100%
Tempe, Arizona	76,350	100%
Mississaugua, Ontario	83,758	100%
Dallas, Texas	61,750	100%
Total	1,377,405	100%

(1)	We estimate total net rentable square feet available based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas.
On September 16, 2019, we also announced a contribution of an additional three Turn-Key Flex® data centers, valued at approximately $1,013 million, to a new joint venture with Mapletree in exchange for a 20% interest in the joint venture and approximately $811 million of cash. An entity jointly owned by Mapletree Investments and MIT will contribute such cash to the joint venture in exchange for an 80% interest in the joint venture. The following table provides additional information regarding these data centers:

	As of June 30, 2019
Location	Net Rentable Square Feet(1)	Occupancy
Ashburn, Virginia	327,847	100%
Ashburn, Virginia	289,000	100%
Ashburn, Virginia	87,000	100%
Total	703,847	100%
____________________

(1)	We estimate total net rentable square feet available based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas.

The proceeds from the joint venture and asset sale transactions are expected to initially be used to pay down debt and are expected to ultimately be used to fund future investment activity. As a result of these transactions, we expect our future property net operating income to be reduced unless and until we are able to redeploy the proceeds. Following the closing of these transactions and until redeployment of the proceeds, we estimate the reduction in our portion of our property net operating income will be approximately $49 million (based on contractual rents due in 2020) as a result of the joint venture and the reduction in our property net operating income will be approximately $37 million (based on contractual rents due in 2020) as a result of the asset sale. The closing of such transactions is expected to occur by the first quarter of 2020, subject to customary closing conditions. There can be no assurance that such transactions will close within the expected timeframe or at all or that we will be able to successfully redeploy the proceeds from such transactions.

Cautionary Statement Regarding Forward-Looking Statements
This Current Report on Form 8-K contains certain “forward-looking” statements as that term is defined by Section 27A of the Securities Act and Section 21E of the Exchange Act. Statements that are predictive in nature, that depend on or relate to future events or conditions, or that include words such as “believes”, “anticipates”, “expects”, “may”, “will”, “would,” “should”, “estimates”, “could”, “intends”, “plans” or other similar expressions are forward-looking statements. Forward-looking statements involve significant known and unknown risks and uncertainties that may cause the company’s actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements as a result of, but not limited to, the following factors: timing and consummation of the Mapletree Transactions; the intended use of the net proceeds from the Mapletree Transactions; risks and uncertainties related to market conditions and satisfaction of customary closing conditions related to the Mapletree Transactions; reduced demand for data centers or decreases in information technology spending; decreased rental rates, increased operating costs or increased vacancy rates; increased competition or available supply of data center space; the suitability of our data centers and data center infrastructure, delays or disruptions in connectivity or availability of power, or failures or breaches of our physical and information security infrastructure or services; our dependence upon significant customers, bankruptcy or insolvency of a major customer or a significant number of smaller customers, or defaults on or non-renewal of leases by customers; breaches of our obligations or restrictions under our contracts with our customers; our inability to successfully develop and lease new properties and development space, and delays or unexpected costs in development of properties; the impact of current global and local economic, credit and market conditions; our inability to retain data center space that we lease or sublease from third parties; difficulties managing an international business and acquiring or operating properties in foreign jurisdictions and unfamiliar metropolitan areas; our failure to realize the intended benefits from, or disruptions to our plans and operations or unknown or contingent liabilities related to, our recent acquisitions; our failure to successfully integrate and operate acquired or developed properties or businesses; difficulties in identifying properties to acquire and completing acquisitions; risks related to joint venture investments, including as a result of our lack of control of such investments; risks associated with using debt to fund our business activities, including re-financing and interest rate risks, our failure to repay debt when due, adverse changes in our credit ratings or our breach of covenants or other terms contained in our loan facilities and agreements; our failure to obtain necessary debt and equity financing, and our dependence on external sources of capital; financial market fluctuations and changes in foreign currency exchange rates; adverse economic or real estate developments in our industry or the industry sectors that we sell to, including risks relating to decreasing real estate valuations and impairment charges and goodwill and other intangible asset impairment charges; our inability to manage our growth effectively; losses in excess of our insurance coverage; environmental liabilities and risks related to natural disasters; our inability to comply with rules and regulations applicable to our company; our failure to maintain our status as a REIT for federal income tax purposes; our operating partnership’s failure to qualify as a partnership for federal income tax purposes; restrictions on our ability to engage in certain business activities; and changes in local, state, federal and international laws and regulations, including related to taxation, real estate and zoning laws, and increases in real property tax rates. There can be no assurance that the Mapletree transactions will be consummated on the terms described herein or at all.
The risks included here are not exhaustive, and additional factors could adversely affect our business and financial performance. We discussed a number of additional material risks in our annual report on Form 10-K for the year ended December 31, 2018 and other filings with the Securities and Exchange Commission. Those risks continue to be relevant to our performance and financial condition. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We expressly disclaim any responsibility to update forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Digital Realty Trust, Inc.

By:	/s/ JOSHUA A. MILLS
Joshua A. Mills Executive Vice President, General Counsel and Secretary
Digital Realty Trust, L.P.
By:	/s/ JOSHUA A. MILLS
Joshua A. Mills Executive Vice President, General Counsel and Secretary
Date: September 18, 2019